Exhibit 10.36

TERM PROMISSORY NOTE

$543,189.15	Note Issued: Note Due:	November 15, 2007 December 31, 2008

FOR VALUE RECEIVED, the undersigned, PETER HARVEY (“HARVEY”), of 500 Central Avenue, Northfield, Illinois 60093, promises to pay, to the order of Entrade Inc. (“Lender”), of 500 Central Avenue, Northfield, Illinois 60093, an amount equal to FIVE HUNDRED THOUSAND ONE HUNDRED EIGHTY-NINE AND 15/100 DOLLARS ($543,189.15), due on December 31, 2008. HARVEY shall pay the principal plus interest at 500 Central Avenue, Northfield, Illinois 60093 or such other place as Lender may from time to time designate.

This principal amount of this Note memorializes the current balance of certain advances made to HARVEY by Lender from 2002 through 2006. A schedule of those advances is attached to this Note as Schedule I. Interest has accrued at the rate of 6% per annum on each of the advances from the date of such advance, as set forth on Schedule I. Interest shall continue to accrue until the principal is paid in full. Interest shall be due and payable on December 31, 2008.

HARVEY may make payment(s) under this Note by offsetting any amounts owed to him by Entrade. There shall be no prepayment penalty in the event payment is made before maturity.

HARVEY covenants to pay all expenses including reasonable attorney’s fees of every kind incurred in the enforcement of this Note or any of the rights hereunder and hereby agrees to pay to the Lender the amount of any and all such expenses incurred.

Upon collection of all sums due and owing or otherwise payable by HARVEY according to the terms hereof, Lender shall deliver this Note to HARVEY marked “paid in full”.

HARVEY hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right on any future occasion.

This Note, made in the State of Illinois, shall be construed according to the laws thereof, where applicable, and if any provision(s) hereof are in conflict with any statute or rule of law of the State of Illinois or are otherwise not enforceable for any reason whatsoever, then such provision(s) shall be deemed null and void to the extent of such conflict or unenforceability, but shall not be deemed separate from and shall not invalidate any other provisions of this Note.

PETER HARVEY

/s/ Peter Harvey